UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 22, 2017, Vulcan Materials Company (the “Company”) issued a press release announcing that it has reached an agreement with the Department of Justice that will allow the Company to complete its proposed acquisition of Aggregates USA, LLC (“Aggregates USA”), and that the Company has entered into a definitive agreement with Blue Water Industries LLC (“Blue Water”), under which Blue Water will acquire Aggregates USA’s Tennessee assets and an aggregates quarry in Abingdon, VA for $290 million. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: December 22, 2017	By:	/s/ Jerry F. Perkins Jr.
		Name:	Jerry F. Perkins Jr.
		Title:	General Counsel & Secretary